UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2009
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 2.06.  Material Impairments.

On January 19, 2009, RF Micro Devices, Inc. (“RFMD”) concluded that it will record a non-cash charge of up to $700 million to reflect an impairment of its goodwill and intangible assets and a non-cash charge of approximately $40-$50 million to reflect an impairment of its property and equipment in the Company’s fiscal 2009 third quarter, ended December 27, 2008.  RFMD also expects to increase inventory reserves by approximately $24 million.  The charges are due to the adverse impact of the current macroeconomic business environment on RFMD’s financial outlook.  The goodwill impairment is subject to adjustment pending completion of a final valuation analysis, which is expected to be completed during RFMD’s fiscal 2009 fourth quarter.

The impairment charges, all of which are non-cash in nature, will be reflected in RFMD’s fiscal 2009 third quarter income statement and balance sheet.  The impairments are not expected to result in any current or future cash expenditures.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about RFMD’s plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently.  You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but RFMD’s actual results, events and performance could differ materially from those expressed or implied by forward-looking statements.  RFMD does not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.  RFMD’s business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the impact of global macroeconomic and credit conditions on its business, the rate of growth and development of wireless markets, risks associated with its planned exit from its wireless systems business, including cellular transceivers and GPS solutions, the risk that restructuring charges may be greater than originally anticipated and that the cost savings and other benefits from the restructuring may not be achieved, the risk that the actual amounts and impact of the non-cash impairment charges expected to be reflected in RFMD’s financial statements may vary from estimates, risks associated with the operation of its wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, RFMD’s ability to complete acquisitions and integrate acquired companies, including the risk that RFMD may not realize expected synergies from its business combinations, RFMD’s ability to attract and retain skilled personnel and develop leaders, variability in production yields, RFMD’s ability to reduce costs and improve gross margins by implementing innovative technologies, RFMD’s ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for its products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RFMD’s most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

                                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        RF Micro Devices, Inc.

                       By:/s/William A. Priddy, Jr.

                                                                                                       William A. Priddy, Jr.
                                                                                                       Chief Financial Officer, Corporate
                                                                                                       Vice President of Administration and Secretary

Date:  January 21, 2009